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                                                                    EXHIBIT 10.1

                                 PROMISSORY NOTE


$7,500,000                                                         April 1, 1999

         FOR VALUE RECEIVED, the undersigned, BIG PLANET, INC., a Utah corporation ("Big Planet"), agrees to pay to the order of NU SKIN ENTERPRISES, INC., a Delaware corporation, at 75 West Center Street, Provo, Utah 84601, or at such other place as the holder (the "Holder") of this Note may from time to time designate in writing, without setoff, in lawful money of the United States of America, the principal sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000), or such portion of said principal sum as may be advanced by the Holder in its sole discretion as indicated on the attached Schedule A to be completed by the Holder each time the Holder makes an additional advance under this Note, together with interest on such principal sum and any other amounts due under this Note.

         1. Interest. Commencing on the date of this Note and continuing until all principal and interest due under this Note are paid in full, the outstanding principal balance of this Note shall bear interest at the rate of one percent over the "Prime Rate." "Prime Rate" means the prime rate or base rate reported in the Money Rates column or section of The Wall Street Journal as being the prime rate or base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank). If The Wall Street Journal ceases publication of the prime rate or the base rate, "Prime Rate" shall mean the rate of interest from time to time announced by Zions First National Bank ("Zions"), Salt Lake City, Utah, as its prime rate or base rate. If Zions discontinues the practice of announcing a prime rate or base rate, "Prime Rate" shall mean the highest rate charged by Zions on short-term, unsecured loans to its most creditworthy large corporate borrowers. If The Wall Street Journal (a) publishes more than one prime rate or base rate, the higher or highest of such rates shall apply, or (b) publishes a retraction or correction of such rate, the rate reported in such retraction or correction shall apply. The "Prime Rate" shall be adjusted on and as of the effective date of any change in the prime rate or base rate concerned. Interest shall accrue daily and be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any partial calendar month.

         2. Payment. The principal balance of this Note and any accrued and unpaid interest thereon shall be due and payable on demand. Unless the Holder shall otherwise elect, each payment made under this Note shall be applied first to costs and expenses incurred in connection with the enforcement of this Note and interest due under this Note, and any balance shall be applied to reduce the principal balance of this Note.

         3. Late or Partial Payments. Any payment required under this Note, under the "Pledge Agreement," as defined in Paragraph 5, or under any other agreement entered into in connection with this Note that is not made when due, shall bear interest payable on demand, both before and after judgment, at the rate of fifteen percent (15.0%) per annum (the "Default Rate"). The acceptance by the Holder of any payment that is less than the entire amount then due under this Note shall be on account only and shall not constitute a waiver of the obligation of the undersigned to pay such entire amount. The failure of the undersigned to pay the entire amount then due under this Note shall be and continue to be an event of default under this Note, notwithstanding the acceptance by the Holder of less than such entire amount on account, and the Holder shall thereafter, until such entire amount is paid (and notwithstanding acceptance

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by the Holder thereafter of further sums on account or otherwise), be entitled to exercise all rights and remedies provided for in this Note on the occurrence of an event of default under this Note. The acceptance by the Holder of any amount due under this Note after the same is due shall not constitute a waiver of the right to require prompt payment, when due, of all other amounts due under this Note or to declare that an event of default has occurred under this Note with respect to any other amount not paid when due.

         4. Default. If any payment required under this Note is not made when due, or if an event of default occurs under the Pledge Agreement or material breach under any other agreement entered into in connection with this Note, the entire unpaid principal balance of this Note, together with all accrued but unpaid interest and any late charges due under this Note, shall, at the option of the Holder, become due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the undersigned and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note, and shall thereafter earn interest, both before and after judgment, at the Default Rate. Any forbearance, failure or delay by the Holder in exercising any right or remedy under this Note or otherwise available to the Holder shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy. The undersigned shall pay all costs and expenses incurred by the Holder in connection with the enforcement of this Note (regardless of the particular nature of such costs and expenses and whether incurred before or after the initiation of suit or before or after judgment), including, without limitation, court costs and attorneys' fees and costs.

         5. Security. This Note is secured as provided in the Pledge Agreement (the "Pledge Agreement"), dated of even date with this Note, executed by Nu Skin USA, Inc., the holder of 29,000,000 outstanding shares of Big Planet's Series A Preferred Stock, $.001 par value per share (the "Shares"), and creating a lien on the Shares as more fully described in the Pledge Agreement.

         6. Miscellaneous. The undersigned and all endorsers, guarantors, sureties, accommodation parties and other persons at any time liable for all or any portion of the indebtedness evidenced by this Note consent to all extensions of time, renewals, waivers or modifications that may be granted by the Holder with respect to the payment or other provisions of this Note, the release of all or any portion of any security given in connection with this Note, with or without substitution, and the release of any party liable under this Note. If this Note is executed by more than one person, each of such persons shall be jointly and severally liable for all of the obligations evidenced by this Note. Time is of the essence with respect to all obligations of the undersigned under this Note. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note. The terms of this Note shall bind the undersigned and inure to the benefit of the Holder and its respective heirs, successors, assigns and legal representatives. The Holder may, in its sole discretion, assign part or all of its interest under this Note at any time or from time to time. This Note shall be governed by Utah law. This Note, the Pledge Agreement and any other written agreement entered into in connection with this Note are a final expression of the agreement between the Holder and the undersigned and may not be contradicted by evidence of any alleged oral agreement. Acceptance of this Note by the Holder of this Note shall be deemed to constitute an agreement by such Holder with all provisions of this Note.

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         THE UNDERSIGNED has executed and delivered this Note on the date set forth below, to be effective as of the date first set forth above.

                                         BIG PLANET, INC., a
                                         Utah corporation


                                         By: /s/ Richard W. King
                                            -----------------------------------
Date: April 1, 1999                      Name: Richard W. King
                                         Title:



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                                   SCHEDULE A

                              SCHEDULE OF ADVANCES

Date                       Amount of Advance                  Principal Balance
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